EXHIBIT 6.1

                         ADVISORS ASSET MANAGEMENT, INC.
                                    DIRECTORS

Scott I. Colyer
Lisa A. Colyer
James R. Costas
Christopher T. Genovese
Randal J. Pegg
R. Scott Roberg
Jack Simkin
Andrew Williams
Bart P. Daniel

                                    OFFICERS

Name                       Office
-----------------------    ----------------------------------------------------
Scott I. Colyer            Chairman and Chief Executive Officer
Andrew Williams            President
R. Scott Roberg            Senior Vice President and Chief Financial Officer
John Webber                Senior Vice President, Chief Compliance Officer and
                           Secretary
Lisa A. Colyer             Executive Vice President, Operations
James R. Costas            Senior Executive Vice President, Asset Management
Christopher T. Genovese    Executive Vice President, Investments Regional
                           Director
Randal J. Pegg             Executive Vice President, Director of Investment
                           Solutions
Robert McNamara            Executive Vice President, Finance & Corporate
                           Development
Rich Stewart               Executive Vice President, UIT Product Manager
Timothy Stoklosa           Executive Vice President, Asset Management Solutions
John Galvin                Executive Vice President, Asset Management Solutions
Michael Boyle              Executive Vice President, Head of Asset Management
John Radke                 Executive Vice President, Capital Markets
Alex R. Meitzner           Senior Vice President, UIT Sponsor Solutions
Bart P. Daniel             Chief Strategy Officer
Matt Lloyd                 Chief Investment Strategist
Brian Gilbert              First Vice President, Managed Accounts
Heather Mizuno             Controller





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